Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-89376 and No. 333-65627 each on Form S-8 of our report dated March 14, 2008 on the consolidated financial statements and consolidated financial statement schedule of Bel Fuse Inc. and subsidiaries (“the Company”) and the effectiveness of the Company’s internal control over financial reporting, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” effective January 1, 2007, Statement of Financial Accounting Standards (“SFAS”) No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R),” effective December 31, 2006 and SFAS No. 123(R), “Share-Based Payment,” effective January 1, 2006, appearing in this Annual Report on Form 10-K of Bel Fuse Inc. and subsidiaries for the fiscal year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 14, 2008